Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Interim Principle Executive Officer of Imperiali Inc.  This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of Imperiali Inc for the quarter ended May 31, 2007.

The undersigned certifies that such 10-Q Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of Imperiali Inc as of May 31, 2007.

This Certification is executed as of September 19, 2008.

/s	/ Daniel Imperato
Daniel Imperato-Interim CEO
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to us, and will be retained by Imperiali Inc and furnished to the Securities and Exchange Commission or its staff upon request.